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Exhibit 5.5

CONSENT OF EXPERTS

        We, John R. Sullivan, P. Geo., a Senior Geologist; G. Ross MacFarlane, P. Eng., Senior Associate Metallurgical Engineer; and, Velasquez Spring, P. Eng., Senior Geologist for Watts, Griffis and McOuat Limited, hereby consent to the reliance in this Registration Statement on Form F-10 of Yamana Gold Inc. on our report "A Technical Review of the Fazenda Brasileiro Gold Mine and Adjacent Exploration Property in Bahia State, Brazil for Santa Elina Mines Corporation" dated July 4, 2003.

        We also consent to the reference to us under the heading "Interests of Experts" in the Annual Information Form incorporated by reference in this Registration Statement.

WATTS, GRIFFIS AND MCOUAT LIMITED
	By:	/s/ MICHAEL KOCIUMBAS, P. GEO
Name: Michael Kociumbas, P. Geo Title: Vice President
Date: June 16, 2005

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CONSENT OF EXPERTS